STOCK MARKET INFORMATION

    The Company had 130,683 holders of record of common stock as of December 31, 1996, and 129,265 holders as of December 31, 1995. During 1996, approximately 87,105,100 shares of common stock were traded, compared with 59,641,300 during the previous year. Also during 1996, the Company repurchased 3,269,743 shares of its common stock, at a total cost of $159 million, through a stock repurchase program. (For additional information on the stock repurchase program, see Note 6, "Notes to the Consolidated Financial Statements.") The Company's common stock prices, as quoted in the New York Stock Exchange Composite Transactions, and dividends paid were as follows:



              Dividends  Stock Price Range                        Dividends      Stock Price Range
               Per Share   High     Low                           Per Share     High         Low
1996 BY QUARTER                                     1995 BY QUARTER
      Fourth.    $0.53    $49 1/8  $43 3/8     Fourth .............    $0.51    $47 7/8    $43 1/8
      Third..     0.53     51 3/8   45 3/4     Third...............     0.51     43 3/4     40
      Second.     0.51     51 1/2   45 3/4     Second.............      0.49     42 3/4     38 1/4
      First..     0.51     53       46 7/8     First................    0.49     40 3/4     37 3/8

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